UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange

Item 1.02. Termination of a Material Definitive Agreement.

On July 31, 2019, Emergent BioSolutions Inc. (“Emergent”) terminated the Lease Agreement, dated September 1, 2016, by and between Seamus Mulligan, a member of Emergent’s Board of Directors, and Adapt Pharma Operations Limited (“Adapt Pharma”), as amended (the “Lease”), related to a property owned by Mr. Mulligan located at 45 Fitzwilliam Square, Dublin 2, Ireland (the “Property”).  The Property had been leased to Adapt Pharma, as tenant, under a ten-year lease beginning in 2016.  Under its terms, the fee payable to Mr. Mulligan to exit the Lease is $194,000, or approximately one year’s rent.

Item 8.01. Other Events.

On July 30, 2019, Emergent received its first contract option exercise (the “Contract Option”) from the Biomedical Advanced Research and Development Authority (“BARDA”) to procure doses of AV7909 (anthrax vaccine adsorbed with adjuvant) for delivery into the Strategic National Stockpile (“SNS”) over a period of 12 months, valued at approximately $261 million.

The Contract Option was exercised under the September 30, 2016 contract by and between Emergent Product Development Gaithersburg Inc., a wholly-owned subsidiary of Emergent, and the U.S. Department of Health and Human Services, through BARDA, valued at up to $1.5 billion (the “Contract”).  The Contract includes a five-year base period of performance to develop AV7909 for post-exposure prophylaxis of anthrax disease and to deliver an initial three million doses to the SNS, as well as contract options for procurement of up to an additional 50 million doses.

Safe Harbor Statement

This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the total potential realizable value of the Contract, the timing of AV7909 deliveries, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Emergent’s actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding for our U.S. government grants and contracts, decisions by BARDA to exercise further options under the Contract and our manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: August 5, 2019	By:	/s/ RICHARD S. LINDAHL
Name:Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer